Exhibit 99.1

Permianville Royalty Trust Announces Closing of Permian Basin Divestiture

HOUSTON, Texas — (BUSINESS WIRE) — August 9, 2023

Permianville Royalty Trust (NYSE: PVL, the “Trust”) today announced that COERT Holdings 1, LLC (the “Sponsor”) has advised The Bank of New York Mellon Trust Company, N.A., as Trustee, that the Sponsor has completed the divestiture of certain oil and natural gas properties in the Permian Basin (the “Divestiture Properties”) that constitute part of the properties burdened by the Trust’s 80% net profits interest. As previously announced, at a special meeting of the Trust unitholders on July 19, 2023, the Trust unitholders approved a transaction pursuant to which (i) the Sponsor would sell the Divestiture Properties, (ii) the Trust would release the related net profits interest associated with the Divestiture Properties, and (iii) the net proceeds received by the Trust with respect to such sale would be distributed to the unitholders.

The total proceeds received by the Sponsor from the Divestiture Properties, after preliminary closing adjustments, were approximately $6.5 million, inclusive of the escrow funded by the buyer and partial expense reimbursement associated with the proxy solicitation. The Sponsor will deduct final transaction expenses from the sales proceeds, along with an escrow amount of $250,000 to cover possible indemnification obligations under the purchase and sale agreement, to arrive at final net proceeds, based upon the Trust’s 80% net profits interest. The Sponsor will set a record date and the special distribution, reflecting 50% of the Trust’s share of the net proceeds, will be paid to Trust unitholders on or before September 22, 2023. The remaining 50% of the Trust’s share of the net proceeds will be temporarily retained by the Sponsor as a source of payment of the Trust’s proportionate share of any post-closing purchase price adjustments, with any amount remaining after such adjustments to be paid to the Trust within five business days after finalization of the settlement statement (which is expected to occur within 90 days following the closing of the sale) and included in a distribution to unitholders. Within 12 months after the closing of the sale, any remaining amount held in the indemnification escrow will be released to the Trust and included in a distribution to unitholders.

About Permianville Royalty Trust

Permianville Royalty Trust is a Delaware statutory trust formed to own a net profits interest representing the right to receive 80% of the net profits from the sale of oil and natural gas production from certain, predominantly non-operated, oil and gas properties in the states of Texas, Louisiana and New Mexico. As described in the Trust’s filings with the Securities and Exchange Commission (the “SEC”), the amount of the periodic distributions is expected to fluctuate, depending on the proceeds received by the Trust as a result of actual production volumes, oil and gas prices, the amount and timing of capital expenditures, and the Trust’s administrative expenses, among other factors. Future distributions are expected to be made on a monthly basis. For additional information on the Trust, please visit www.permianvilleroyaltytrust.com.

Forward-Looking Statements and Cautionary Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release, other than statements of historical facts, are “forward-looking statements” for purposes of these provisions. These forward-looking statements include statements regarding the anticipated distribution to unitholders as a result of the disposition of certain properties and expected expenses. The anticipated distribution is based, in large part, on the amount of cash received or expected to be received by the Trust from the Sponsor as a result of the sale of the underlying properties. Other important factors that could cause actual results to differ materially include expenses of the Trust and reserves for anticipated future expenses. Statements made in this press release are qualified by the cautionary statements made in this press release. Neither the Sponsor nor the Trustee intends, and neither assumes any obligation, to update any of the statements included in this press release. An investment in units issued by the Trust is subject to the risks described in the Trust’s filings with the SEC, including the risks described in the Trust’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 23, 2023. The Trust’s quarterly and other filed reports are or will be available over the Internet at the SEC’s website at http://www.sec.gov.

Contact

Permianville Royalty Trust

The Bank of New York Mellon Trust Company, N.A., as Trustee

601 Travis Street, 16th Floor

Houston, Texas 77002

Sarah Newell 1 (512) 236-6555